                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to the incorporation by reference in Registration Statements Nos. 333-51777, 333-74104, 333-74104-01 and 333-74104-02 on Form S-3, Post-Effective
Amendment No. 2 to Registration Statements Nos. 333-55304, 333-55304-01 and 333-55304-02 on Form S-3, and Registration Statement Nos. 333-62274, 333-66405,
333-51621 and 333-27167 on Form S-8 of Reinsurance Group of America, Incorporated and subsidiaries of our report dated February 3, 2003 (August 13, 2003 as to Note 17 and Schedules III and IV) appearing in this Current Report on Form 8-K of Reinsurance Group of America, Incorporated and subsidiaries.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
August 25, 2003